Exhibit 10.1

GUARANTEE AGREEMENT

This Guarantee Agreement (hereinafter this “Guarantee”) is made and entered into on this 17th day of July, 2014 by and between:

Kraton Polymers LLC, a company organized under the laws of the State of Delaware of the United States of America (the “USA”), with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA (hereinafter the “Guarantor”); and

Taiwan Cooperative Bank, Ltd. with its principal place of business at No. 88, Sec. 1, Dunhua S. Rd., Songshan Dist., Taipei, Taiwan（台北市敦化南路1段88號） (the “Facility Agent”).

WHEREAS,

(A)

by a syndicated loan agreement dated July 17, 2014 and made by and among Kraton Formosa Polymers Corporation (台塑科騰化學有限公司) as Borrower and the Facility Agent together with other financial institutions as Lenders (the “Loan Agreement”), the Lenders agree to advance to the Borrower a maximum aggregate principal amount of New Taiwan Dollars Five Billion Five Hundred Million (NTD5,500,000,000), subject to the terms and conditions contained therein, including, but not limited to, the due execution of this Guarantee by the Guarantor;

(B)

in order to secure all the Indebtedness and obligations of the Borrower under the Loan Agreement and any of the other Finance Documents, the Guarantor agrees to act as guarantor for the Borrower and to be jointly and severally liable with the Borrower (but not with the other Guarantor as defined in the Loan Agreement) for all payment obligations of the Borrower under the Loan Agreement and any of the other Finance Documents in accordance with the Guarantor’s Guarantee Proportion (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the covenants contained hereinafter, the parties hereto agree as follows:

1.	INTERPRETATION

All capitalized terms used herein have the meanings ascribed to them in the Loan Agreement unless otherwise defined herein.

2.	GUARANTEE

In support of all the payment obligations of the Borrower under the Loan Agreement, the Guarantor irrevocably agrees to absolutely and unconditionally act as guarantor for the Borrower pursuant to this Guarantee and to be jointly and severally liable with the Borrower (but not with the other Guarantor as defined in the Loan Agreement) for payment of any and all Indebtedness payable by the Borrower under the Loan Agreement and any other Finance Document, provided, however, that such guarantee hereunder shall not exceed an amount equal to fifty percent (50%) of any and all Indebtedness payable by the Borrower under the Loan Agreement and any other Finance Document (the “Guarantee Proportion”), and in addition Guarantor agrees to pay all expenses incurred by the Facility Agent in endeavoring to collect such payment obligations and in enforcing this Guarantee.

3.	CONSENT OF THE GUARANTOR

In the event that the Borrower shall fail to perform any of its obligations under the Loan Agreement and any other Finance Document, the Guarantor agrees to waive its beneficium ordinis, and, in accordance with its Guarantee Proportion, shall be jointly and severally liable with the Borrower (but not with the other Guarantor as defined in the Loan Agreement) for any and all liabilities and payment obligations of the Borrower thereunder. The Guarantor further agrees as follows:

(1)

Before the full and complete payment of all debts, liabilities and obligations guaranteed, the Guarantor’s rights of subrogation due to payments made on behalf of the Borrower to the Lenders shall be subordinated to any and all rights of the Lenders under the Loan Agreement to the extent of the then outstanding Indebtedness after deducting the payment made by the Guarantor for the Borrower.

(2)

The Guarantor shall not be discharged from any obligation, and shall still be liable for the debts and liabilities payable by the Borrower to the Lender pursuant to this Guarantee upon any occurrence of the Borrower’s bankruptcy, reorganization, liquidation or inability to make the full payment.

(3)

The Lender may demand repayment from the Guarantor without proceeding against the Borrower first, or having to first foreclose on any other security interest under or in connection with the Loan Agreement.

(4)

When the Guarantor requests the Lenders to transfer the title of any security after repayment in full of all debts guaranteed hereunder, the Guarantor shall not object to any defects in security interest, proof of debt or secured property. Before the full and complete payment of debts under this Guarantee, the Guarantor shall not request the Lender to transfer the title of any security or any rights of the Lender.

(5)

The guarantee provided hereunder shall not be affected by the refusal of the Lenders to accept any security, the replacement or invalidity of the accepted security, or the consent of the Lenders to the disposition of amount made or to be made. The Guarantor hereby waives any rights to demand the Lenders to obtain payments from the Borrower or other persons before the Lenders are entitled to payments from the Guarantor, including protest or any other rights specified in Article 745 of the Civil Code of the ROC.

(6)

To the utmost extent permitted by law, the Guarantor hereby agrees to waive any and all rights granted to guarantors as stipulated in Section 24, Chapter 2 of the Civil Code of the ROC as well as any of its rights to request the Lenders or the Facility Agent for any further demand, notification, exhortation or protest.

(7)

In the event that the Lenders waive any other Guarantee or release any other Guarantor under the Loan Agreement, the Guarantor shall remain jointly and severally liable with the Borrower in accordance with the Guarantor’s Guarantee Proportion for any and all outstanding amounts payable thereunder.

4.	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants as follows:

4.01	Incorporation and Authority

The Guarantor (i) is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware of the USA, (ii) is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on the Guarantor, (iii) has the limited liability company power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do and where failure to have such power and authority would have a material adverse effect on the Guarantor, and (iv) is in material compliance with all requirements of relevant laws applicable to it and its Certificate of Formation, Limited Liability Company Agreement and other constitutional documents.

4.02	Binding Obligations

The Guarantor has obtained all necessary consents, approvals and authorizations and has completed all the authorization procedures (including but not limited to internal limited liability company authorization) necessary to execute, deliver and perform this Guarantee and other documents related hereto. This Guarantee and documents related hereto, upon execution, constitute a legal, valid and binding obligation of the Guarantor enforceable in accordance with the terms herein and therein respectively, except that enforceability thereon may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

4.03	No Violation

The Guarantor’s execution, delivery and performance of this Guarantee and documents related hereto does not and will not (i) violate any applicable laws, regulations, rules or orders, or its Certificate of Formation, Limited Liability Company Agreement, internal guarantee rules and other constitutional documents or (ii) result in material violation of any other agreement or instrument to which the Guarantor is a party.

4.04	Legal Proceedings

Except for those already disclosed by the Guarantor to the Lender in writing, no litigation, non-litigation proceeding, administrative appeal or dispute, compulsory execution, investigation or proceeding against the Guarantor before any court, arbitrator or any governmental authority is pending or existing, which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the Guarantor’s financial or business condition or assets or its ability to perform its obligations hereunder.

The Guarantor has not taken any action nor have any other steps been taken or legal proceedings been initiated or threatened against the Guarantor for its closure, dissolution, bankruptcy, liquidation, winding-up, re-organization, division, bailout, insolvency, or similar proceedings which may have a material adverse effect on the financial situation, assets or business of the Guarantor or its ability to perform its obligations hereunder.

4.05	Other Obligations

The Guarantor is not in default and is not likely to be in default under any agreement or instrument to which it is a party or by which it may be bound, a default in respect of which might have a material adverse effect on the Guarantor’s financial abilities, properties or its ability to perform its obligations hereunder.

4.06	Disclosure of Information

No representation or warranty made by the Guarantor in any information provided to the Arranger, the Lenders and the Facility Agent in connection with this Guarantee or the relevant documents contains any untrue statement of material fact or omits any material fact necessary to make such representation, warranty or document not misleading.

4.07	Financial Status

The Guarantor’s audited financial statements as of December 31, 2013, copies of which have been delivered to the Arranger, the Lenders and the Facility Agent, are complete and correct in all material respects, have been prepared in accordance with the applicable GAAP, and fairly present the financial condition and the results of operations of the Guarantor as of the date thereof and for the period then ended.

Since the date of such financial statements until the date hereof, there has been no material adverse change in the business operations, properties, assets, management, business prospects or condition (financial or otherwise) of the Guarantor.

5.	COVENANTS AND UNDERTAKINGS

The Guarantor agrees that:

5.01	Financial Statements and Other Information
(1)

The Guarantor shall, as soon as practical after Kraton Inc. has filed with the United States Securities and Exchange Commission (the “USSEC”) its annual report on Form 10-K with respect to the previous fiscal year, deliver to the Facility Agent such report.

(2)

The Guarantor shall, as soon as practical after Kraton Inc. has filed with the USSEC its quarterly reports on Form 10-Q with respect to the previous fiscal quarter, deliver to the Facility Agent such report.

(3)

The Guarantor shall, as soon as practical, deliver to the Facility Agent a copy or an extract of the portion of the minutes and resolutions of the meeting of its board of directors to the extent related to the adoption of  any resolutions in connection with any substantial new equity or assets investment plan and the related financing or re-financing activities or creation of and security interest for the purpose of financing the same.

(4)	Upon the Facility Agent’s reasonable request, the Guarantor shall promptly submit the financial statements or other information and materials as deemed necessary by the Facility Agent.

Such financial statements provided pursuant to this Article 5.01 shall be prepared in accordance with the GAAP applicable to the Guarantor and certified by an accountant reasonably acceptable to the Facility Agent (it being agreed that the Guarantor’s accounting firm existing at the date of this Guarantee is acceptable).  The Guarantor shall furnish to the Facility Agent the financial statements in a sufficient number of copies in order for the Facility Agent to distribute the same to each Lender.

The Guarantor shall ensure that the contents of its financial statements are in compliance with the relevant laws and regulations and the GAAP applicable to it, and the substantive contents of any documents or materials provided by the Guarantor to the Facility Agent are true, correct and complete in all material respects.

5.02	Inspection of Books and Records

The Guarantor permits that, when the Facility Agent reasonably finds it necessary, subject to the Guarantor’s prior consent, which consent shall not be unreasonably withheld or delayed, the Lenders, the Facility Agent, their representatives or any designated person may inspect and examine the Guarantor’s books and records during normal business hours and shall cause its officers and employees to give their cooperation and assistance in connection therewith; provided, however, that for so long as an Event of Default shall not have occurred and be continuing, the Lender and the Facility Agent shall exercise such right not more than once per year. The Lender and the Facility Agent collectively shall comply with the confidentiality obligations as provided under the Banking Act of the ROC.

5.03	Limited Liability Company Existence

The Guarantor shall (i) preserve and maintain its limited liability company existence, nature and scope of business and all of its rights, licenses, powers, privileges, franchises and governmental approvals necessary or desirable for the conduct of its business and operations or the ownership of its properties unless any such failure would not materially adversely affect the Guarantor; (ii) with due care of a good administrator, at all times maintain its factories, buildings and machinery in proper condition and ready for operation unless any such failure would not materially adversely affect the Guarantor.

5.04	Subordination of Guarantor’s Loan

Except the financing needs for routine operation between the Borrower and the Guarantor, in the event that the Guarantor provides any loans to the Borrower regardless of whether prior to, on or after the date hereof, unless the Borrower has paid all of its Indebtedness under the Loan Agreement and the other Finance Documents in full, the Guarantor agrees and undertakes, upon its lending of loans to the Borrower, that the payment obligations of the Borrower in respect of any loans provided by the Guarantor shall be subordinated to the obligations owed by the Borrower under the Loan Agreement and the other Finance Documents.

5.05	Ranking of Claims

The Guarantor shall ensure that the Lenders’ claims against the Guarantor hereunder shall at least rank pari passu with its other unsecured and unsubordinated creditors without prejudice to those mandatorily preferred by law.

5.06	Insurance

The Guarantor shall procure and maintain adequate insurance coverage over its insurable property from a reputable insurance company against all such risks and in such amounts as customary in industries of a like nature.

5.07	Shareholding Requirements

The Guarantor represents and warrants that it has the sole and beneficial ownership of the equity interest in the Borrower free of all security interests, encumbrances, trusts, and claims, and shall ensure that during the Term of the Loan Agreement:

(1)

the Guarantor shall from time to time directly and/or indirectly hold and maintain fifty percent (50%) of the shareholding interest or the capital contribution in the Borrower, and shall have full voting rights of its shareholding in and management control over the Borrower;

(2)	the Guarantor and its subsidiaries shall at all times own over fifty one percent (51%) of the total consolidated assets of Kraton Group;
(3)

Kraton Inc. and its other subsidiaries in Kraton Group shall, directly and/or indirectly, hold and maintain no less than fifty one percent (51%) of the shareholding interest or the capital contribution in the Guarantor and shall, directly and/or indirectly, have the management control over the Guarantor at all times and from time to time; and

(4)	the Guarantor shall not create any pledge, lien or other security interest or encumbrance over its aforesaid shareholding in the Borrower to or for any third party.
5.08	Performance of Agreements

The Guarantor shall act in compliance with all representations, warranties, undertakings, and other conditions set forth under this Guarantee or the relevant agreements and ensure that all of them are true and complete.

5.09	General Undertakings

Save for those having occurred and otherwise disclosed in writing to the Facility Agent prior to the date of this Guarantee, the Guarantor hereby undertakes that, during the Facility Period, unless there is a prior written approval by the Facility Agent pursuant to the consent of the Majority Lender, the Guarantor shall not directly or indirectly:

(1)

enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except, so long as no Event of Default would result therefrom, any person or entity may be merged or consolidated with or into the Guarantor, provided that the Guarantor shall be the continuing or surviving entity;

(2)	sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any person or entity;
(3)	make any capital contribution to, or purchase any stock or other securities of or subtantially all assets of, any person or entity (an “Investment”), except the following:
(a)	any Investment by the Guarantor in its subsidiaries or in any member of Kraton Group and their respective subsidiaires;
(b)	any Investments consisting of cash or cash equivalents;
(c)	Investments existing on the date hereof and any extensions, renewals or reinvestments thereof;

(d)

Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business of the Guarantor or of businesses engaged in similar businesses as that of the Guarantor or upon foreclosure of any Investment that is secured or other transfer of title with respect to any secured Investment;

(e)	Investments to the extent that such Investment is not paid for by the Guarantor;
(f)	Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted hereunder;
(g)	Investments represented by interest rate or commodity hedge agreements;
(h)	Investments consisting of endorsements for collection or deposit under the United States Uniform Commercial Code Article 3;
(i)	pledges and deposits made in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or letters of credit or guarantees issued in lieu thereof; and
(j)

pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, utilities and other obligations in the ordinary course of business of the Guarantor or of bussiness engaged in similar business to that of the Guarantor or letters of credit or guarantees issued in lieu thereof.

(k)

any other Investment to the extent that after giving effect thereto, the Guarantor shall not have experienced a material adverse effect on its financial or business condition or assets or its ability to perform its obligations hereunder.

(4)

provide guarantee, assume liabilities, endorse or otherwise become directly or indirectly liable for the obligations of any other parties, except for those provided within the Guarantor’s normal course of business and in accordance with its relevant rules governing endorsements and guarantees; and

(5)	provide loans to any third person except for those provided within its normal course of business and in accordance with its relevant rules governing lending of funds to others.
5.10	Collection and Use of Information

With respect to the collection, processing or use (including international transmission) of the relevant personal information hereunder (hereinafter referred to as “Collection and Use” or “Collect and Use”) by the Lender, the Facility Agent, the Arranger and other related institutions, the Guarantor and its responsible person agree as follows:

(1)

Within the scope of specific purposes of (i) credit inspection and financial information exchange for credit granting business; (ii) handling any banking services and credit granting business; (iii) performing the obligations or exercising the rights hereunder; (iv) operational and managerial needs (including without limitation legal compliance, observance of financial supervisory, management, inspection and other legal regulations, customer management, internal control, statistics, examination and research, and actions regarding anti-money laundry and anti-terrorism); (v) entrusting other persons to process related matters; and (vi) any financial business related purposes regarding credit granting business as provided under the Specific Purpose and the Classificaion of Personal Information of the Personal Information Protection Act promulgated by the Ministry of Justice, the Lenders, the Arranger and the Facility Agent may, in accordance with the Personal Information Protection Act of the ROC or the relevant laws and regulations subsequently amended and enforced in connection therewith, Collect and Use the Guarantor and its responsible person’s basic identification information, credit inspection report, credit extension information (including overdue, demand on payment, and bad debt records), deposit information, financial information, collateral and movables or real estate information, credit information regarding negotiable instrument and other credit-related information  (hereinafter collectively referred to as the “Personal Information”), provided that the Guarantor and its responsible person have no obligation to provide any Personal Information to the Lender, the Arranger or the Facility Agent unless such provision is expressly required in accordance with the Finance Documents.

(2)

The Lenders, the Arranger and the Facility Agent may, in addition to Collecting and Using by themselves, provide such Personal Information to their financial holding companies, assignee hereunder, the party sharing the risk (including those persons who desire to acquire the interest or share the risk), the Taiwan Clearing House, the credit insurance institutions, the Joint Credit Information Center, the Small and Medium Business Credit Guarantee Fund other relevant institutions corresponding with the parties hereto, any international information receiver who is not prohibited by the competent authorities, or the third party and its agent or attorney delegated by the Lender, the Arranger and/or the Facility Agent for the purpose of litigation or collection of debts. The said institutions may Collect and Use the Personal Information of the Guarantor and its responsible person and provide such Personal Information held by them to the parties hereunder, attorneys, valuation institutions or other professional institutions involving hereunder (the Lenders, the Arranger and the Facility Agent, the abovementioned institutions and individuals are each or collectively referred to as the “Information User”).

(3)

The period for Collection and Use of the Personal Information shall be the duration of the specific purposes hereunder, the statutory period as required by applicable law or the period of time necessary for the Information User to perform its duty. The area of Collection and Use shall be the place of business of the Information User, regardless of whether locally or abroad, or the place of business of the institutions having business with the parties hereunder. The methods of Collection and Use of the Personal Information shall be any technical available measure at the time of Collection and Use or other non-automated measures.

(4)

The Guarantor and its responsible persons may request to inquire, browse, supplement, correct, copy its/his Personal Information, or request to delete or cease the Collection and Use of its/his Personal Information, provided that during the Facility Period and thereafter, the Information User may reject the request of deletion or discontinuation on the Collection and Use of the Personal Information if the Personal Information is necessary for the performance of the Information User’s duty.

(5)

The Guarantor shall cause its responsible person (also applicable to the new responsible person thereafter) to agree upon the aforementioned provisions regarding the Collection and Use of the Personal Information and to execute a written consent upon demand by the Facility Agent.

(6)

Any previous written consent in connection with the collection and use of personal information issued by the Guarantor and its responsible person prior to the date of this Guarantee, to the extent not in conflict with the foregoing, shall continuingly apply.

Each of the Lenders, the Facility Agent and the Arranger shall comply with the confidentiality obligations as provided by Article 48.2 of the Banking Act of the ROC in addition to the consent of Collection and Use of relevant information on the Guarantor and its responsible person hereof.

6.	SET-OFF

The Guarantor agrees that, upon any occurrence of an Event of Default, the Lender or the Facility Agent may exercise its right of set-off against any deposit the Guarantor placed with such Lender or the Facility Agent and all its rights against such Lender or the Facility Agent even if not due, shall be deemed to have been due, whereupon if the Guarantor’s deposit to be set-off and the debts hereunder shall be in different currencies, for the purpose of currency conversion, the closing average exchange rate of such Lender or the Facility Agent on the Business Day immediately preceding the date of set-off shall apply. Upon receiving or being deemed to have received the notice of set-off from the Lender or the Facility Agent, the set-off shall become retroactively effective from the time such Lender or the Facility Agent debits the relevant accounts; at the same time, the deposit certificate, passbook or other certificate of deposit of the Guarantor shall become invalidated within the amount being offset. If the Guarantor has other property deposited with any of the Lenders or the Facility Agent, or if any of the Lender or the Facility Agent receives any fund on behalf of the Guarantor, such Lender or the Facility Agent may detain or offset after the fund is deposited into its account with the Lender or the Facility Agent.

In the case of a time deposit, even if such deposit is not yet due, the Lender or the Facility Agent may terminate the deposit before expiration and offset such deposit against the obligation under this Guarantee. Other rights of the Guarantor arising from the said deposit (including the time deposit) and credit against the Lender or the Facility Agent shall not be affected by the set-off prescribed above.

In the case of a checking deposit, the Guarantor acknowledges and agrees that the Lender or the Facility Agent may in its check deposit agreement set out the condition subsequent to be the payment of the Guarantee Proportion of the Maximum Loan Amount by acceleration. In the event that the condition subsequent is fulfilled, the aforesaid checking deposit agreement shall cease to be valid and the Lender or the Facility Agent shall immediately return the balance of such checking account and claim the set-off on such balance against all indebtedness of the Guarantor payable to the Lender or the Facility Agent hereunder and so notify the Guarantor. If the currency of deposit to be offset is different from the currency of payment, the average spot rate of such Lender or the Facility Agent at the time of set-off shall apply.

In the event that any amount in the account of the Guarantor with any Lender or the Facility Agent is subject to compulsory execution, attachment or provisional measure or other similar procedure, an outstanding amount hereunder equivalent to the amount enforceable or attachable (whichever is higher) against which the said procedure is taken by an attachment order, collection order, transfer or payment order shall be deemed due by acceleration. Such Lender or the Facility Agent may, to the extent of such amount, set off the outstanding amount hereunder against the money in such savings account.

7.	ASSIGNMENT

The Lender may assign or otherwise transfer, any or all of its rights and obligations under the Loan Agreement and this Guarantee, entered into by the Facility Agent on behalf of all the Lenders, to (i) any of its affiliates or successor upon written notification to the Facility Agent, the Borrower and the Guarantor but without having to first obtain their consent, or (ii) to other financial institution(s) with prior written notification to the Facility Agent, the Borrower and the Guarantor and subject to a prior written consent from the Borrower, which consent shall not be unreasonably withheld or delayed. All provisions contained in this Guarantee shall, within the scope of such assignment, inure to the benefit of the successor or the assignee of the Lender.

In the event that the Lender entrusts its asset or assigns its creditor’s rights for the purpose of securitization of financial asset, the Guarantor hereby agrees that such event may be notified by the Lender’s public announcement instead of individual notice.  For the avoidance of doubt, such Lender is not required to additionally notify or send to the Guarantor a certificate evidencing such public announcement.

8.	AMENDMENT

This Guarantee shall not be amended or modified unless and until a written consent of the Majority Lenders has been obtained and such amendment or modification is made in writing and jointly signed by the Facility Agent and the Guarantor.  The rescission or termination of this Guarantee or any waiver of the Guarantee provided hereunder shall not be made without a prior written consent by all the Lenders.

9.	NOTICES

All notices, requests, communications and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered by courier to the parties hereto, or three (3) days after being deposited with postage prepaid if by registered mail, or in the case of facsimile transmission, when a verification of sending being received, or when an electronic mail is sent without receiving any unusual information after sending such notice by email. The contact information of each party hereto is indicated in the execution page(s) of this Guarantee or on the last written notice.

To the utmost extent permitted by law, the Guarantor agrees to appoint the Borrower as its process agent, through the contact person designated by the Borrower as indicated in Schedule I to the Loan Agreement or otherwise notified to the Facility Agent in writing in accordance with Article 10.05 thereof, for any notices and communications required hereunder.

10.	SURVIVAL

This Guarantee shall be effective on the date of execution and shall continue in full force until the expiry date of the Term of the Loan Agreement.

11.	CONTRADICTION

If there is any contradiction or conflict between this Guarantee and the Loan Agreement, the relevant provisions of the Loan Agreement shall prevail.

12.	INSUFFICIENCY

If there is any insufficiency in this Guarantee, the relevant provisions in the Loan Agreement shall apply.

13.	GOVERNING LAW AND JURISDICTION

This Guarantee shall be governed by and construed in accordance with the laws of the Republic of China. The parties hereby agree to submit to the non-exclusive jurisdiction of Taiwan Taipei District Court over any dispute arising from this Guarantee; provided, however, that nothing contained in this Guarantee shall limit the right of the Facility Agent or the Lenders to initiate any proceedings against the Guarantor before any other court of competent jurisdiction where the assets of the Guarantor are located, whether concurrently or not.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be executed by their respective authorized officers or representatives as of the day and year first above written.

GUARANTOR:

Kraton Polymers LLC

By:	/s/ James Stanley Rice
Name: James Stanley Rice Title: Authorized Signatory Address: 11F, No. 32, Song Ren Road, Taipei Tel: (02) 2722-5412 Fax: (02) 2722-5415 Email: mike.wong@kraton.com / shelly.chen@kraton.com

FACILITY AGENT

for and on behalf of the Lenders:

Taiwan Cooperative Bank, Ltd.

By:	/s/ authorized company chop

Name: By Company Chop

Title: Authorized Signatory

Address: No. 88, Sec. 1, Dunhua S. Rd., Songshan Dist., Taipei City 105, Taiwan

Tel: (02) 2776-9666

Fax: (02) 2772-6393

Email: tsaililing@tcb-bank.com.tw / yum@tcb-bank.com.tw